Exhibit 99.1

Contacts:	Ralph S. Marimon Vice President of Finance Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam (408) 656-4494 ir@quicklogic.com

QuickLogic Announces Fourth Quarter and Fiscal 2011 Results

SUNNYVALE, Calif. — February 7, 2012 — QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable semiconductor solutions leader, today announced the financial results for its fourth quarter and fiscal year ended January 1, 2012.

Total revenue for the fourth quarter of 2011 was $4.3 million, down 19% sequentially and down 38% from the fourth quarter of 2010. During the fourth quarter, new product revenue of $1.7 million was up 39% sequentially and down 25% from the fourth quarter of 2010.

Under generally accepted accounting principles (GAAP), the net loss for the fourth quarter of 2011 was $3.1 million or $0.08 per diluted share, compared with a net loss of $1.5 million, or $0.04 per diluted share, in the third quarter of 2011, and a net loss of $69,000, or $0.00 per diluted share, in the fourth quarter of 2010. Non-GAAP net loss for the fourth quarter of 2011 was $2.7 million, or $0.07 per diluted share, compared with a non-GAAP net loss of $1.0 million, or $0.03 per diluted share, in the third quarter of 2011, and a non-GAAP net income of $496,000, or $0.01 per diluted share, in the fourth quarter of 2010.

Total Revenue for 2011 was down 20% to $21.0 million, compared with revenue of $26.2 million in 2010. GAAP net loss for 2011 was $7.6 million, or $0.21 per diluted share, compared with a net income of $123,000, or $0.00 per diluted share, in 2010. Non-GAAP net loss for 2011 was $5.8 million, or $0.16 per diluted share, compared with a non-GAAP net income of $1.3 million, or $0.03 per diluted share, in 2010.

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Standard Time today, February 7, 2012, to discuss its current financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com. To join the live conference, please dial (877) 377-7094 by 2:20 p.m. Pacific Standard Time today. A recording of the call will be

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available starting one hour after completion of the call. To access the recording, please call (404) 537-3406 and reference the passcode: 46017221. The call recording will be archived until Friday, February 10, 2012 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the inventor and pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs). These silicon plus software solutions are called Customer Specific Standard Products (CSSPs). CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market. For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code: QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the write-down of the Company’s investment in TowerJazz Semiconductor Ltd., the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements relating to the revenue generating potential of new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, QuickLogic, QuickPCI and QuickRAM are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Year Ended
	January 1, 2012	January 2, 2011	October 2, 2011	January 1, 2012	January 2, 2011
Revenue	$4,346	$6,958	$5,339	$20,969	$26,199
Cost of revenue, excluding inventory write-down and related charges and long-lived asset impairment	2,181	2,283	1,897	7,807	9,498
Inventory write-down and related charges	148	21	386	710	111

Gross profit	2,017	4,654	3,056	12,452	16,590
Operating expenses:
Research and development	2,450	2,048	2,271	9,836	7,458
Selling, general and administrative	2,548	2,685	2,267	9,965	10,073

Income (loss) from operations	(2,981)	(79)	(1,482)	(7,349)	(941)
Gain on sale of TowerJazz Semiconductor Ltd. shares	—	—			993
Interest expense	(5)	(10)	(5)	(36)	(67)
Interest income and other (expense), net	(93)	—	(49)	(159)	(46)

Income (loss) before income taxes	(3,079)	(89)	(1,536)	(7,544)	(61)
Provision for (benefit from) income taxes	31	(20)	10	50	(184)

Net income (loss)	$(3,110)	$(69)	$(1,546)	$(7,594)	$123

Net income (loss) per share:
Basic	$(0.08)	$(0.00)	$(0.04)	$(0.21)	$0.00

Diluted	$(0.08)	$(0.00)	$(0.04)	$(0.21)	$0.00

Weighted average shares:
Basic	38,482	36,228	38,418	36,792	35,729

Diluted	38,482	36,228	38,418	36,792	39,038

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Years Ended
	January 1, 2012	January 2, 2011	October 2, 2011	January 1, 2012	January 2, 2011
GAAP loss from operations	$(2,981)	$(79)	$(1,482)	$(7,349)	$(941)
Adjustment for stock-based compensation within:
Cost of revenue	27	49	34	131	169
Research and development	104	143	114	458	645
Selling, general and administrative	254	373	264	1,087	1,604
Adjustment for the write-off of equipment within:
Selling, general and administrative	—	—	102	102	—

Non-GAAP loss from operations	$(2,596)	$486	$(968)	$(5,571)	$1,477

GAAP net loss	$(3,110)	$(69)	$(1,546)	$(7,594)	$123
Adjustment for stock-based compensation within:
Cost of revenue	27	49	34	131	169
Research and development	104	143	114	458	645
Selling, general and administrative	254	373	264	1,087	1,604
Adjustment for the write-off of equipment within:
Selling, general and administrative	—	—	102	102	8
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	—	—	—	(993)
Adjustment for tax effect on other comprehensive income	—	—	—	—	(209)

Non-GAAP net loss	$(2,725)	$496	$(1,032)	$(5,816)	$1,347

GAAP net loss per share	$(0.08)	$0.00	$(0.04)	$(0.21)	$0.00
Adjustment for stock-based compensation	0.01	0.01	0.01	0.05	0.06
Adjustment for write-off of equipment	—	—	*	*	*
Adjustment for write-down of investment in Tower Semiconductor Ltd.	—	—	—	—	(0.02)
Adjustment for tax effect on other comprehensive income	—	—	—	—	(0.01)

Non-GAAP net loss per share	$(0.07)	$0.01	$(0.03)	$(0.16)	$0.03

GAAP gross margin percentage	46.4%	66.9%	57.2%	59.4%	63.3%
Adjustment for stock-based compensation	0.6	0.7	0.7	0.6	0.7
Adjustment for write-off of equipment	—	—	*	*	*

Non-GAAP gross margin percentage	47.0%	67.6%	57.9%	60.0%	64.0%

*	Figures were not considered in the reconciliation of Non-GAAP net loss per share due to the insignificant amount.

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 1, 2012	January 2, 2011
ASSETS
Current assets:
Cash and cash equivalents	$20,203	$21,956
Short-term investment in TowerJazz Semiconductor Ltd.	406	909
Accounts receivable, net	1,585	4,143
Inventories	3,764	3,344
Other current assets	613	772

Total current assets	26,571	31,124
Property and equipment, net	2,181	2,312
Other assets	211	192

TOTAL ASSETS	$28,963	$33,628

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$—
Trade payables	2,464	2,152
Accrued liabilities	1,118	1,303
Deferred royalty revenue	8	328
Current portion of debt and capital lease obligations	141	408

Total current liabilities	3,731	4,191

Long-term liabilities:
Capital lease obligations, less current portion	146	—
Other long-term liabilities	148	124

Total liabilities	4,025	4,315

Stockholders’ equity:
Common stock, at par value	39	38
Additional paid-in capital	190,025	186,304
Accumulated other comprehensive income	113	616
Accumulated deficit	(165,239)	(157,645)

Total stockholders’ equity	24,938	29,313

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,963	$33,628

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4 2011	Q3 2011	Fiscal 2011	Fiscal 2010	Q3 2011 to Q4 2011	2010 to 2011
COMPOSITION OF REVENUE
Revenue by product (1):
New products	39%	23%	25%	36%	39%	(43)%
Mature products	61%	77%	75%	64%	(36)%	(7)%
Revenue by geography:
North America	45%	35%	41%	35%	6%	(5)%
Europe	9%	31%	20%	17%	(76)%	(10)%
Japan	22%	11%	13%	11%	63%	(6)%
China	13%	11%	14%	27%	(8)%	(56)%
Rest of world	11%	12%	12%	10%	(22)%	(7)%

(1)	New products represent products introduced since 2005, and include ArcticLink, ArcticLink II, Eclipse II, PolarPro, PolarPro II, and QuickPCI II products. Mature products include Eclipse, pASIC1, pASIC2, pASIC3, QuickDSP, QuickFC, QuickMIPS, QuickPCI, QuickRAM and V3 products, as well as royalty revenue, programming hardware and software.